EXHIBIT 99.2

4th Quarter 2004 Conference Call October 26, 2004 Safe Harbor Statement: Johnson Controls has made forward-looking statements in this document pertaining to its financial results for fiscal 2004 and 2005 that are based on preliminary data and are subject to risks and uncertainties. Forward-looking statements include information concerning possible or assumed future risks and may include words such as "believes," "forecasts," "expects," "outlook," or similar expressions. For those statements, the company cautions that numerous important factors, such as automotive vehicle production levels and schedules, the strength of the U.S. or other economies, currency exchange rates, cancellation of commercial contracts, as well as those factors discussed in the company's Form 8-K (dated October 26, 2004) could affect the company's actual results and could cause its actual consolidated results to differ materially from those expressed in any forward-looking statement made by, or on behalf of, the company.

Overview John Barth - Chairman and CEO Q4 Results Denise Zutz - VP Strategy, Investor Relations and Communication Financial Review Steve Roell - Executive VP and CFO Q&A Agenda

Record 2004 Results Pleased to have achieved another record year Sales up 17% to $26.6 billion Net income up 20% to $818 million 2004 was 58th straight year of sales growth and 14th consecutive year of increased earnings Financial performance is a scorecard Expectations of customers, employees, suppliers and communities Changing global economies and business environments Engage and align Johnson Controls people - the only real source of differentiation Success enables us to reinvest for our customers, employees, partners and society - especially for environmental and social benefits Continuing to build value for all, including shareholders

2004 Results On Plan Versus Expectations a Year Ago Some headwinds stronger than anticipated Raw material costs Automotive price reductions Weaker building markets Accelerated rate of change to reduce costs - both in North America and Europe; automotive and controls Process improvement and eliminating waste are among our core competencies Accustomed to changing as the definition of value changes - to meet near-term challenges while balancing long-term growth objectives

2005 Outlook - October 8, 2004 Johnson Controls will continue to perform like a growth company Sales up 8 - 10% Operating income up 10 - 12% Net income up more than operating income Improving ROIC Sustain outstanding track record 16% compounded annual 10 year growth rate in sales 18% compounded annual 10 year growth rate in net income

Increasing Shareholder Value Growth in our markets by bringing value to our customers Improve and differentiate vehicle interiors Extract more value from building operations Battery market - drive profitable aftermarket sales and improved cost/quality for original equipment and replacement markets Innovative, yet disciplined, process and product technology Scale advantage through largest market shares and global capabilities Benefits of diversity; customer, market, geography, workforce and supplier Consistency and integrity of performance Committed to becoming an even greater company in the years ahead - thanks especially to Johnson Controls employees

Fourth-Quarter Overview Record sales and earnings Sales growth of 13% to $6.8 billion -- excluding foreign exchange, up 9% Operating income up 15% - record results by both automotive and controls Diluted earnings per share growth of 22% -- $1.41 versus $1.16

Fourth Quarter 2004
Automotive Group Sales

(in millions)

2004	2003	Change	Change ex FX
$5,126	$4,453	+15%	+11%

North America

Interiors sales up 6%

- Industry production down 0.8%

	Positive	Negative
GM	Colorado/Canyon, Grand Prix	Trailblazer, minivans, Sierra//Silverado
Ford	F-150	Mustang, Expedition/Navigator
DCX	300, Magnum	Grand Cherokee, Dakota
Toyota	RX330, Camry, Tundra, Corolla/Matrix	
Honda	Pilot, Acura TL/CL	Accord

Battery sales up 30%

- Unit shipments up nearly 10% ex acq.
- Latin American JV acquisition
- Lead passthroughs

Europe

Interiors sales up 25%

- Sales up 15% excluding FX
- Industry production up slightly

	Positive	Negative
Ford/Volvo	Focus; XC90	
Renault	Twingo	Clio
BMW	5 Series, X3	
GM Opel	Astra	
VW	Golf	
DCX	Smart	S Class
Honda		CRV

Battery sales up 20%

- FX and lead passthroughs
- Slightly higher unit shipments

8

Fourth Quarter 2004 Automotive Group Operating Income 2004 2003 Change $317.7 $267.9 +19% North America Lower interiors margin Mix of "new" vs. "old" business Higher commodity costs Lower engineering recoveries Cost reduction/quality improvement Lower battery margin Higher lead costs Inventory write-up at South American acquisition Europe Interiors margin up Lower engineering Improved operational performance Restructuring benefits Battery margin up Consolidation savings Higher lead costs (in millions)

Fourth Quarter 2004 Controls Group Sales 2004 2003 Change Change ex FX $1,631 $1,547 +5% +3% (in millions) North America Sales +1% Technical services up 5-10% Facility management revenues up 10-15% - new business Systems installation down 5-10% Weaker construction and performance contract bookings Europe Sales +16% Revenues up 7% ex FX Modest increase in both systems and services

Fourth Quarter 2004 Controls Group Operating Income 2004 2003 Change $96.0 $92.2 +4% North America Slightly lower margin Slightly lower gross margins more than offset lower SG&A % Negative mix - strong facility management growth Europe Margin improvement Higher volumes Improved performance Remains below group average (in millions)

Controls Group Backlog* 2004 2003 Change $1.84 $1.75 +5% Q4 Orders NA systems orders were down Lower government bookings more than offsets higher education and health care Lack of Federal authorization for Energy Saving Performance Contracts -- $75 to $100M orders on hold Overall construction markets remain depressed and highly competitive Double-digit technical services growth Order Highlights University of South Carolina Southwest Missouri State University Shanghai World Financial Center Mountain States Health Alliance Adelaide Airport (Australia) Houston Community College Plastic Omnium (France) * Includes uncompleted systems and technical services contracts; excludes facilities management (in billions, at September 30)

Fourth-Quarter 2004 Financial Highlights (in millions)

Fourth-Quarter 2004 Financial Highlights (in millions) Miscellaneous - net: asset disposals and absence of stock- based compensation expenses Tax rate: lower base rate of 26.8% in fourth quarter plus favorable IRS audits Minority interests: automotive JVs in NA

YTD 2004 Cash Flow (in millions) vs. 35.6% at September 30, 2003

Fiscal 2004 Summary Achieved Financial Expectations Sales: +17% or $4 billion Double-digit increases Operating income up 12% Net income up 20% Strong financial position Focal Points Automotive European turnaround on track Realized targeted European battery integration synergies Offset higher than anticipated automotive pricing pressures and commodity costs Successfully launched record number of new vehicle programs Re-calibrated NA branch processes to market requirements Achieved double-digit growth in technical services

2005 Outlook - First Quarter Sales growth 100 - 150 basis points lower than rest of year - NA build down 3% - Lowest flow-through of automotive backlog - Slower controls growth Operating income slightly below prior year - Lower automotive and controls sales growth rates - Timing of automotive price reductions vs. cost reductions - Higher costs related to workforce reductions and footprint changes - Benefits of lower launch and engineering costs increase in Q2 Net income also lower due to one-time tax benefit in 2004 Q1 2004 effective rate was 21.6% 2005 base effective rate 26.5% No Change to October 8, 2004 Guidance

Sales up 8 to 10% Operating income up 10 to 12% Net income up more than operating income Improving ROIC Strong cash flow Reinvest in growing our businesses Increasing dividends 2005 Full-Year Outlook